UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

VICOR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of Incorporation)

000-51475 (Commission File Number)	20-2903491 (IRS Employer Identification No.)

2300 Corporate Blvd., N.W., Suite 123 Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

Registrant’s telephone number, including area code: (561) 995-7313

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and Item 5.02 Entry into and Material Definite Agreement; Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Executive Officer

In connection with Dr. Daniel N. Weiss becoming a full time employee of Vicor Technologies, Inc. (the “Company”), in his capacity of Chief Medical Officer, the Company entered into an employment agreement with Dr. Weiss on April 15, 2008 (the “Employment Agreement”), to be effective as of January 1, 2008. The material terms of the Employment Agreement are described below.

Salary and Other Terms

Dr. Weiss will be paid an annual base salary of $180,000 per year, subject to annual increases for cost of living expenses, plus reimbursement of reasonable expenses and entitles Dr. Weiss to participate in the employee benefit plans made available to our other executives. During the first year, Dr. Weiss will receive $150,000 of his salary in cash and the remaining $30,000 will be paid in shares of the Company’s common stock. The number of shares issued to Dr. Weiss will be determined at the end of each month based on the average fair market value of the Company’s common stock during the preceding month. The initial term of Dr. Weiss’ Employment Agreement is for 36 months, subject to early termination as provided therein, and it contains customary confidentiality, intellectual property and non-competition provisions.

Separation and Change in Control Benefits.

In the event that Dr. Weiss’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Dr. Weiss for Good Reason (as defined in the Employment Agreement), Dr. Weiss is entitled to receive a lump-sum in an amount equal to the sum of (a) his then current base salary and (b) any bonuses paid to him during the 12 month period preceding his termination. In addition, his health insurance shall be maintained by the Company for the unexpired term of this Employment Agreement and he will receive accelerated vesting under any long-term incentive plans, including the vesting of any unvested stock options and warrants.

Incorporation by Reference

The foregoing description of the Company’s Employment Agreement with Dr. Weiss is qualified in its entirety by reference to the Company’s Employment Agreement with Dr. Weiss which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

At the request of Dr. Weiss, the Company has agreed to issue to him 23,438 shares of the Company’s common stock in lieu of $18,750 in accrued salary that the Company owes Dr. Weiss for his services from January 1, 2008 through March 31, 2008.

The shares were issued to Dr. Weiss on April 15, 2008 in a  transaction that was  exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), as a transaction by an issuer not involving a public offering. Dr. Weiss is knowledgeable, sophisticated and has access to comprehensive information about Vicor and represented his intention to acquire the shares for investment only and not with a view to distribute or sell the shares. The Company placed legends on the certificates stating that the shares were not registered under the Securities Act and set forth the restrictions on their transferability and sale.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated as of April 15, 2005 between Vicor Technologies, Inc. and Dr. Daniel N. Weiss

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: April 17, 2008	By:	/s/ David H. Fater
David H. Fater President and Chief Executive and Financial Officer

EXHIBIT LIST

10.1	Employment Agreement dated as of April 15, 2005 between Vicor Technologies, Inc. and Dr. Daniel N. Weiss